Investor Contact: Hayden Communications, Inc. Jeff Stanlis, VP of Communications (602) 476-1821 jeff@haydenir.com

Press Release

For Immediate Release

James A. Heisch Joins NewCardio’s
Board of Directors

SANTA CLARA, CA. (May 15, 2008) – Business Wire – NewCardio, Inc., (OTC BB: NWCI) a cardiac diagnostic and services company, today elected James A. Heisch to its Board of Directors, representing a new addition to the NewCardio Board and bringing the total number of Board members to five. Mr. Heisch is one of four independent directors.

Mr. Heisch brings more than 40 years of senior level business experience to NewCardio, including 17 years with Arthur Young & Company where he was an audit partner, and later as the Chief Financial Officer for leading technology companies including Atari, Businessland and Supermac Technology. Additionally, Mr. Heisch served five years with medical device company Vidamed, Inc., initially as CFO managing all financial and administrative functions in the United States and United Kingdom, and then as President and CEO responsible for worldwide operations. He later joined Worldtalk Corporation as CFO and later was promoted to President, which, under his leadership, was successfully sold to Tumbleweed Communications. Mr. Heisch served as interim President and CFO of Tumbleweed until June 2001, and continues to sit on Tumbleweed’s board of directors and serves as its Audit Committee Chairman.

Mr. Heisch has a Bachelor’s degree in Accounting from San Jose State University and an MBA from the Leavy School of Business at the University of Santa Clara. He earned his Certified Public Accountant (CPA) certification while working at Arthur Young.

Branislav Vajdic, Ph.D., President and Chief Executive Officer of NewCardio, Inc., commented, “Mr. Heisch brings a wealth of business experience to NewCardio, particularly expertise in managing rapid growth and accessing growth capital. With more than 40 years of senior leadership experience, and a proven track record of success, he makes an ideal addition to the NewCardio organization. I look forward to benefiting from his counsel and expertise as we execute on our business strategy.”

About NewCardio, Inc.

NewCardio is a cardiac diagnostic and services company focused on the development of a proprietary platform technology to provide dramatically higher accuracy to, and thus significantly increase the value of, the standard 12-lead electrocardiogram (ECG). NewCardio’s development-stage software and hardware products and services are intended to improve the diagnosis and monitoring of cardiovascular disease (CVD), as well as cardiac safety assessment of drugs under development. The company’s three-dimensional ECG platform is designed to reduce the time and expense involved in assessing cardiac status while increasing the ability to diagnose clinically significant conditions which were previously difficult to detect. NewCardio intends to initially compete in two large segments of the CVD diagnostic market: cardiac safety in drug development and diagnostics. For more information, visit www.newcardio.com.

Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions.  These statements are based on current expectations, estimates and projections about our business based on currently available information and assumptions made by managements.  Although we believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including the potential risks and uncertainties set forth in Item 1A of our Annual Report on Form 10-K/A (No. 1)  for the year ended December 31, 2007 and relate to our business plan, our business strategy, development of our proprietary technology platform and our products, timing of such development, timing and results of clinical trials. level and timing of FDA regulatory clearance or review, market acceptance of our products, protection of our intellectual property, implementation of our strategic, operating and people initiatives, benefits to be derived from personnel and directors, ability to commercialize our products, any of which could impact sales, costs and expenses and/or planned strategies and timing.   We assume no obligation to, and do not currently intend to, update these forward-looking statements.

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